Exhibits 5




                                                  July 31, 2000



                         CONSENT AND OPINION OF COUNSEL


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

Gentlemen:

I am securities counsel to SWISSRAY International, Inc., a New York corporation (the "Company"). I have, in such capacity, examined and am familiar with the Articles of Organization, as amended, and the By-laws of the Company, and have examined the records of corporate proceedings. I have also examined and am familiar with such other documents as I have considered necessary for rendering my opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, $.01 par value, of the Company reserved for issuance under the SWISSRAY International, Inc. 2000 Non-Statutory Stock Option Plan dated July 12, 2000, will, when issued in accordance with the terms of such plan, be legally issued, fully paid and nonassessable.

In addition, I hereby consent to the use of our name in the above opinion filed with the Registration Statement on Form S-8.



                                                               Very truly yours,


                                                              s/Gary B. Wolff/
                                                               Gary B. Wolff
GBW:th




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